EXHIBIT 4.11      Class A, Series A, Convertible, Subordinated Debenture

Equity Growth Systems, inc.
(a Delaware corporation)

Debenture Number 00000_

             Class A, Series A, Convertible, Subordinated Debenture

                             $________ June __, 1999

         FOR VALUE RECEIVED, Equity Growth Systems, inc., a Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and with offices at 8001 DeSoto Woods Drive; Sarasota, Florida 34243 (the "Registrant"), promises to pay to the order of:

                       -----------------------------------
                                    Type Name

                -------------------------------------------------
                                  Type Address

                         -------------------------------
         Type Social Security or Federal Employer Identification Number

(the "Debenture Holder;" hereinafter collectively referred to with its successors in interest and the Registrant as the "Parties"), the principal sum of $________, together with interest thereon at the annual rate of 8%, at the Registrant's offices, or such other address as the Debenture Holder may provide for such purpose, subject to the following terms:


                                      TERMS

1.       Basic Terms:

(4) This Debenture is one of that series of debentures in the aggregate principal amount of $110,000, identical in all material terms to this one, privately placed by the Registrant solely to accredited investors pursuant to the provisions of Section 4(6) of the Securities Act, and designated as the Class A, Series A, Convertible, Subordinated Debentures.

(5) This Debenture shall be payable as follows:

         (1)      Interest  shall be  payable  in one  aggregate  payment on the maturity date of the Debenture, subject to tender of the Debenture for cancellation and payment in the manner hereinafter provided therefore. Except in the event of a default on payment after presentation therefor, interest shall cease on the maturity date.

         (2) Principal on this Debenture shall be payable on the 366th day following the later of its execution by the Registrant, as evinced by the date hereon, or the tender of the total subscription price for this Debenture, to the Registrant, in cleared and immediately available funds.

(b) The Debenture Holder may elect to subdivide this Debenture into two or more separate obligations, at its option, provided, however, that each separate resulting instrument must be in an amount of at least $10,000 in principal and must be divisible by 1,000 without resulting fraction, except as to one single certificate which will be in such amount as is required to accurately reflect the principal balance then due.

(c) Transfers or divisions of Debentures will be affected by the Registrant, at the written request of the Debenture Holder, including appropriate signature guarantees (but payment of bond transfer fees and taxes shall be the responsibility of the Debenture Holder); provided, however, that unless the Debentures are properly registered pursuant to Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and comparable state blue sky laws in the state of the transferee's domicile, no transfers will be effected unless accompanied by an opinion of legal counsel acceptable to the Registrant is providing attesting to the fact that the transfer will not violate applicable laws and detailing the factual and legal basis for such opinion.

(d) The Registrant shall immediately instruct its transfer agent to reserve the quantity of common stock required to be issued in the event of conversion of the Debentures and shall require its transfer agent to maintain such reserved stock until the Debentures are either paid in full or converted.

(e)      Security and Subordination

         This Debenture is an unsecured, general obligation of the Registrant.

2.01:    Debentures Subordinate to Senior Indebtedness.

(a) The Registrant covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this

         Section 2, the indebtedness represented by the Debentures and the payment of the principal of and interest on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

(b) "Senior Indebtedness" means all liabilities, contingent or otherwise, of the Registrant (1) for borrowed money (but only if the recourse of the lender is secured by any assets of the Registrant) and (2) with respect to letters of credit, bankers acceptances, or similar instruments issued or accepted by banks ("Indebtedness") incurred by the Registrant prior to or after the date of this Debenture and any replacement, renewal, refinancing, and extension (whether direct or indirect) thereof; provided, however, that notwithstanding anything to the contrary in this Debenture, Senior Indebtedness does not include
          (i) any Indebtedness of the Registrant that by its terms or the terms of the instrument creating or evidencing it expressly provides that such Indebtedness is subordinate in right of payment to, or pari passu in right of payment with, this Debenture and (ii) any Indebtedness that ranks subordinate in right of payment to any other Indebtedness of the Registrant; provided, that the limitation set forth in this clause (ii) shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any liens arising or created in respect of some but not all Senior Indebtedness.

2.02:    Payment Over of Proceeds Upon Dissolution, Etc.

(a) In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Registrant or to its creditors, as such, or to its assets, or (2) any liquidation, dissolution or other winding up of the Registrant, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (3) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Registrant, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Debentures are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Debentures, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Debentures in any such case, proceeding, dissolution, liquidation or other winding up or event.

(b)      In the event that,  notwithstanding  the  foregoing  provisions of this
         Section 2, the Holder of any Debenture shall have received any payment or distribution of assets of the Registrant of any kind or character, whether in case, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Registrant for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(c) The consolidation of the Registrant with, or the merger of the Registrant into, another Person or the liquidation or dissolution of the Registrant following the conveyance or transfer of its properties and assets substantially as an entirety to another Person shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Registrant for the purposes of this Section 2 if the Person formed by such consolidation or into which the Registrant is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, agree to comply with the Registrant's obligations under the Senior Indebtedness.

2.03:    Prior Payment to Senior Indebtedness Upon Acceleration of Debentures.

(a) In the event that any Debentures are declared due and payable before their Stated Maturity, then and in such event the Holders of Senior Indebtedness shall, if required pursuant to the terms of any Senior Indebtedness, be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Debentures are entitled to receive any payment by the Registrant on account of the principal of (or premium, if any) or interest on the Debentures or on account of the purchase or other acquisition of Debentures.

(b) In the event that, notwithstanding the foregoing, the Registrant shall make any payment to the Holder of any Debenture prohibited by the foregoing provisions of this Section 2, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Registrant.

(c) The provisions of this Section 2 shall not apply to any payment with respect to which Section 2.02 would be applicable.



2.04:    No Payment when Senior Indebtedness in Default.

(a) In the event and during the continuation of (1) any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the Holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or (2) in the event any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by the Registrant on account of principal of (or premium, if any) or interest on the

(b) Debentures or on account of the purchase or other acquisition of Debentures.

(c) In the event that, notwithstanding the foregoing, the Registrant shall make any payment to the Holder of any Debenture prohibited by the foregoing provisions of this Section 2, and if such fact shall, at or prior to the time of such payment, have been made known to such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Registrant.

(d) The provisions of this Section 2 shall not apply to any payment with respect to which Section 2.02 would be applicable.

2.05:    Payment Permitted if No Default.

         Nothing contained in this Section 2 or elsewhere in the Debentures shall prevent (a) the Registrant, at any time except during the pendency of any case, proceeding dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Registrant referred to in Section 2.02 or under the conditions described in
Section 2.03 or 2.04, from making payments at any time of principal of (and premiums, if any) or interest on the Debentures, or (b) the retention of such payment by the Holders, if, at the time it did not have knowledge that such payment would have been prohibited by the provisions of this Section 2.

2.06:    Subrogation to Rights of Holders of Senior Indebtedness.

(a) Subject to the payment in full of all Senior Indebtedness, the Holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 2 (equally and ratably with the holders of all indebtedness of the Registrant which by its express terms is subordinated to indebtedness of the Registrant to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full.

(b) For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the Holders of Senior Indebtedness by Holders of the Debentures shall, as among the Registrant, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, be deemed to be a payment or distribution by the Registrant to or on account of the Senior Indebtedness.

2.07:    Provisions Solely to Define Relative Rights.

(a) The provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand.

(b) Nothing contained in this Section 2 or elsewhere in the Debentures is intended to or shall (1) impair, as among the Registrant, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the obligation of the Registrant, which is absolute and unconditional (and which, subject to the rights under this Section 2 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Registrant), to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (2) affect the relative rights against the Registrant of the Holders of the Debentures and creditors of the Registrant other than the holders of Senior
         Indebtedness; or (3) prevent the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Section 2 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such Holder.

2.08:    The Registrant to Effectuate Subordination.

         Each Holder of a Debenture by his acceptance thereof authorizes and directs the Registrant on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 2 and appoints any designee of the Registrant his attorney-in-fact for any and all such purposes.

2.09:    No Waiver of Subordination Provisions.

(1) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Registrant or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Registrant with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(2) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Section 2 or the obligation hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Registrant and any other Person.




2.10:    Notice to Holder.

(1) The Registrant shall give prompt written notice to the Holder of any fact known to the Registrant which would prohibit the making of any payment to or by the Holder in respect of the Debentures.

(2) Notwithstanding the provisions of this Section 2 or any other provision of this Debenture, the Holder shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Holder in respect of the Debentures, unless and until the Holder shall have received written notice thereof from the Registrant or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Holder shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Holder shall not have received the notice provided for in this Section 2 at least ten business days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Holder shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within ten business days prior to such date.

(3) The Registrant shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor).

(4) In the event that the Registrant determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 2, the Registrant may request such Person to furnish evidence to the reasonable satisfaction of the Registrant as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such Payment or distribution and any other facts pertinent to the rights of such Person under this Section 2, and if such evidence is not furnished, the Registrant may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

2.11:    Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Registrant referred to in this Section 2, the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Registrant, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 2.

2.12:    The Registrant Not Fiduciary for Holders of Senior Indebtedness.

(1) No implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Registrant.

(2) The Registrant shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Registrant or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 2 or otherwise.

2.13:    Certain Conversions Deemed Payment.

(1) For the purposes of this Section 2 only, (1) the issuance and delivery of common stock upon conversion of Debentures as provided for in this Debenture shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash, property or securities (other than common stock) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture.

(2)      For the  purposes of this Section 2, the term junior  securities  means
         (1) shares of any stock of any class of the Registrant and (2) securities of the Registrant which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Section 2.

(3) Nothing contained in this Section 2 or elsewhere in the Debentures is intended to or shall impair, as among the Registrant, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with the provisions of this Debenture.

3.       Conversion, Trading, Exemptions from Securities Laws & Registration:

(a) (1) This Debenture shall, at the Debenture Holder's option, be convertible into shares of the Registrant's common stock, $0.01 par value per share, at a conversion price of $.50 per share, unless the Registrant shall have split or reverse split its common stock subsequent to the date of this Debenture, in which case, the exercise price shall be adjusted in inverse ratio to such reverse or forward split (e.g., in the event of a three for one split, the Debenture Holder shall be entitled to three shares of common stock for each $0.50 in principal and accrued interest, whereas in the event of a one share for three reverse split, the Debenture Holder shall be entitled to one third of a share of common stock for each $0.50 in principal and accrued interest.

     (2) Conversion may not be in part but rather must involve all of the Debentures held by a Debenture Holder; provided that the decision of any Debenture Holder not to convert will not preclude any other Debenture Holder from exercising conversion rights, unless he, she or it is merely the nominee or an alter ego of the non-exercising Debenture Holder.

(b) This Debenture has not been registered under any federal or state securities requirements in reliance on the exemption provided by
         Section 4(6) of the Securities Act, the Debenture Holder having heretofore confirmed to the Registrant that he, she or it is meets the following definition of an "accredited investor" contained in Rule 501(a) of Securities and Exchange Commission (the "Commission") Regulation D, and by acceptance of this Debenture, the Debenture Holder hereby confirms such assertion under penalty of perjury:

              "Reg. ss.230.501. As used in Regulation D (ss.ss.230.501-230.508), the following terms shall have the meaning indicated:

                  (3) Accredited investor. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

                           (1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section
                                    2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small

                                    Business  Investment  Act of 1958;  any plan
                                    established  and maintained by a state,  its
                                    political  subdivisions,  or any  agency  or
                                    instrumentality  of a state or its political
                                    subdivisions   for   the   benefit   of  its
                                    employees,  if such plan has total assets in
                                    excess of $5,000,000;  employee benefit plan
                                    within   the   meaning   of   the   Employee
                                    Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; [Amended in Release No. 33-6758 (P. 84,211), effective April 11, 1988, 53 F.R. 7866; and Release No. 33-6825 (P. 84,404), effective April 19, 1989, 54 F.R. 11369.]

                           (2)      Any private business  development company as
                                    defined   in  section   202(a)(22)   of  the
                                    Investment Advisers Act of 1940;

                           (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; [Amended in Release No. 33- 6758 (P. 84,211), effective April
                                    11, 1988, 53 F.R. 7866.]

                           (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                           (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                           (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; [Amended in Release No. 33-6758 (P. 84,221), effective April 11, 1988, 53 F.R. 7866.]

                           (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss.230.506(b)(2)(ii); and [Added in Release No. 33-6758 (P. 84,221), effective April 11,
                                    1988, 53 F.R. 7866.]

                           (8) Any entity in which all of the equity owners are accredited investors.[Amended in Release No. 33-6758 (P. 84,221), effective April
                    11,  1988,  53 F.R.  7866.]"

(c) The Class A, Series A, Convertible, Subordinated Debentures will not be subject to the protective features of the Trust Indenture Act of 1939, as amended (the "Indenture Act") pertaining to required use of an approved form of trust indenture and the employment of an independent trustee to protect the interests of the Debenture Holders, pursuant to exemptive provisions of Sections 304(a)(8) and 304 (b) of the Indenture Act and Rule 4a-1 adopted thereunder (Reg. Section260.4a- 1). Consequently, all of the terms of the Class A, Series A, Convertible, Subordinated Debentures are contained in this instrument and each Debenture Holder will be required to monitor compliance by the Registrant with its obligations hereunder directly and to take enforcement actions individually.

(d) The Debenture Holder, by acceptance of this Debenture, hereby confirms that

         (a) He, she or it has reviewed all of the Registrant's filings under the Exchange Act currently posted on the Commission's Internet web site during the past 12 months, has had the opportunity to question officers and directors of the Registrant concerning its business, history, personnel and the terms of the private placement pursuant to which this Debenture was issued;

         (b) Because neither this Debenture nor the shares of common stock issuable in the event of its conversion have been registered with the Commission or any state securities regulatory authorities, the Debenture Holders hereby acknowledge that:

               (1) This Debenture and the shares of common stock issuable upon conversion will bear legends restricting their transfer, sale, conveyance or hypothecation unless they are either registered under the provisions of Section 5 of the Securities Act and the securities laws of the Debenture Holders state of domicile, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to the Registrant is provided by the Debenture Holder to the effect that such registration is not required as a result of applicable exemptions therefrom; provided that the Parties agree that it is their understanding that because the exchange of the Debenture on conversion is solely in consideration for shares of the Registrant's common stock, the holding period applicable prior to resale under Commission Rule 144(d) will commence on the date of the Debenture, pursuant to the exchange of securities provisions of Rule 144(d)(3)(ii).

               (b) The Registrant's transfer agent shall be instructed not to transfer this Debenture or any of the common stock issued on conversion thereof unless the Registrant advises it that such transfer is in compliance with all applicable laws; and

               (c) The Debenture Holder is acquiring this Debenture for its own account, for investment purposes only, and not with a view to further sale or distribution.

(e) In the event the Registrant files a registration statement during the term of this Agreement, it shall notify all of the original Debenture Holders of the series of debentures which includes this Debenture (the Class A, Series A, Convertible, Subordinated Debentures") in writing, and their successors in interest either in writing or by publication in a newspaper of national circulation (e.g., USA Today or the Wall Street Journal) of such intent and shall, at the request of any of them, register their Debenture(s) and the shares of common stock underlying the conversion rights described herein, in such registration statement.

4.       Prepayment:

(a) The Debenture is pre-payable, in whole or in part, at the sole election of the Registrant, at any time, without prepayment penalties, subject to the following requirements:

               (a) The Registrant may not selectively prepay the Debentures but rather, unless it has elected to prepay all of the Class A, Series A, Convertible, Subordinated Debentures, it must notify all Class A, Series A, Convertible, Subordinated Debenture Holders (the "Prepayment Notice"), either as hereinafter provided by United States 1st Class Mail, postage prepaid, addressed to the address set forth on the face hereof or such other address as the Debenture Holder has provided to the Registrant and the Registrant has listed in its securities registry records; or, at the Registrant's option, in the manner hereinbefore set forth for notice of intent to file a registration statement with the Commission, of its intention to partially prepay the Debentures, specifying the terms of prepayment, and advising all Debenture Holders who desire to voluntarily accept prepayment to notify the Registrant on or before a specified date no earlier than the tenth business day following the date of the Prepayment Notice, in writing in the manner hereinafter set forth for providing notice to the Registrant, of such fact (the "Prepayment Request Notice").

               (b) The Registrant shall first prepay the Debentures held by persons who have provided timely Prepayment Request Notices and if such Debenture Holders held Debentures with an aggregate balance due exceeding the amount specified for prepayment, the Registrant may, in its sole discretion, either elect to increase the amount due which it is prepared to prepay in order to prepay all of them; elect to prepay the Debentures based on first paying Debenture Holders of Debentures with the largest aggregate amount due; or, elect to prepay the Debentures by random selection of Debenture serial numbers.

               (c) In the event that the aggregate amount due to the holder of Debentures that have provided Prepayment request Notices is less than the amount that the amount specified for prepayment, the Registrant may, in its sole discretion, either elect to decrease the amount due which it is prepared to prepay in order to limit prepayment to the Debentures held by those Debenture Holders that provided the Prepayment Request Notice; elect to prepay the balance of the Debentures to be prepaid based on first paying holders of Debentures with the smallest aggregate amount due; or, elect to prepay the Debentures by random selection of Debenture serial numbers.

               (d) In all cases, the holders of Debentures will be provided until not earlier than the 30th day following the date of the Prepayment Notice, with the option of converting all (but not less than all) of the Debentures held by them, directly or indirectly, into shares of the Registrant's common stock, in the manner hereinbefore provided.

5.       Notices:

               (a) Any demand or notice made or given by the Debenture Holder pursuant hereto or in connection herewith shall be made upon or given to the Registrant by registered mail, return receipt requested, postage prepaid, directed to the Registrant at its address as et forth on the latest Exchange Act report filed by the Registrant with the Commission, as reflected on the Commission's Internet we site (www.sec.gov), unless the Registrant has ceased filing such reports, in which case it shall be provided to the address maintained for the Registrant by the Office of the Secretary of State of the state in which it is then incorporated, but making or giving or attempting to make or give any demand or notice shall not waive any right granted hereunder or otherwise to act without demand or notice.

               (b) Any demand or notice made or given by the Registrant to any Debenture Holder pursuant hereto or in connection herewith shall be made upon or given to the by United States 1st Class Mail, postage prepaid, addressed to the address set forth on the face hereof or such other address as the Debenture Holder has provided to the Registrant and the Registrant has listed in its securities registry records; or, at the Registrant's option, by publication in a newspaper of national circulation (e.g., USA Today or the Wall Street Journal).
6.       Litigation

         The Parties hereby covenant and agree that in the event that either is required to retain an attorney to assist it in enforcing the provisions of this Debenture, the victor in such proceeding shall, by application to the subject tribunal, be entitled to recover from the other Party such costs, expenses and damages associated with the actions or failures to act which led to such decision, as such tribunal deems appropriate under the circumstances, including, without limitation, attorneys fees actually paid throughout the course of any negotiations, trials or appeals, but shall exclude consequential or incidental damages.

7.       Governing Law, Venue, Process, Reformation & Enforcement



(a) This note shall be governed by and construed in accordance with the laws of the State of Delaware but any proceedings arising hereunder shall be adjudicated before a forum located within the county in which the Registrant maintains its principal legal offices, or in the absence of any such offices, its principal administrative offices.

(b) In the event any provision of this Agreement shall be deemed unenforceable under the laws binding on a tribunal adjudicating its validity, then the Parties hereby request that such tribunal reform this Debenture in such manner as will most closely accomplish its purpose without violating applicable laws or public policies.

(c) By execution and delivery of this Debenture, the Parties hereby irrevocably accept and submit to, for themselves and in respect of their, generally and unconditionally, to the in personam jurisdiction of any tribunal meeting the requirements for venue set forth above.

(d) (1) The Parties hereby irrevocably consent to service of any summons and/or legal process by registered or certified United States air mail, postage prepaid, to the Party served at the address determined in the manner hereinbefore set forth in this Debenture for the provision of notice, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding.

         (2) Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law.

         (3) The Parties further agree that final judgment against either of them in any legal action, suit or proceeding complying with the foregoing provisions shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the subject Party's liability.

8.       Acceptance of Terms of this Agreement by the Debenture Holders

         By accepting any of the rights granted under this Debenture, the Debenture Holder and all of the Debenture Holder's successors in interest to any rights under this Debenture shall be conclusively presumed to have accepted all obligations set forth herein as applying to Debenture Holders, such acceptance constituting a condition precedent to any obligations of the Registrant to the Debenture Holder or its successor in interest arising from the transaction reflected in this Debenture.

9.       License

         This instrument is the property of The Yankee Companies, Inc., a Florida corporation ("Yankees"), and has been licensed for use only in
conjunction  with  this  transaction.   No  one  may  utilize this form or  any
derivations thereof without the prior written consent of Yankees.


         In Witness Whereof, the Registrant has executed this instrument on this 25th day of June, 1999.

                                            Equity Growth Systems, inc.

                                     By:  ___________________________________
                                           Charles J. Scimeca, President
[Corporate Seal]

                                   Attest:  ___________________________________
                                          G. Richard Chamberlin, Esquire
                                            Secretary & General Counsel

                                 Conversion Form

         The Undersigned hereby irrevocably elects to convert all amounts due under this Debenture and all other Class A, Series A Convertible, Subordinated Debentures held by or on behalf of the undersigned, into shares of the Registrant's common stock, as provided for in this Debenture.

               Instructions For Registration and Delivery of Stock

                      Please type or print in block letters

                              ---------------------
                                     (Name)

                        --------------------------------
           (Social Security or Federal Employer Identification Number)

                        --------------------------------

                        --------------------------------
                                    (Address)

Dated:  ___________
                                       -------------------------------------
                                           Debenture Holder's Signature

                                            NOTICE:   The   signatures  to  this
                                            notice of conversion must correspond
                                            with  the name as  written  upon the
                                            face  of  the   Debenture  in  every
                                            particular,  without  alteration  or
                                            enlargement or any change whatever.

Signature Guaranteed:



         IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST
COMPANY!

                                 Assignment Form
                     (Please type or print in block letters)


FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto

           -----------------------------------------------------------
                                      Name

           -----------------------------------------------------------
                                     Address

         $_______________ of the principal amount and accrued interest of this Debenture to which this Debenture relates, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer the same on the books of the Registrant with full power of substitution in the premises.

Dated:  ___________
                                       -------------------------------------
                                           Debenture Holder's Signature

                                            NOTICE:   The   signatures  to  this
                                            assignment  must correspond with the
                                            name as written upon the face of the
                                            Certificate  in  every   particular,
                                            without alteration or enlargement or
                                            any change whatever.


Signature Guaranteed:



         IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST
COMPANY!